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                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT ("Agreement") is dated as of January 30, 1998 by and between AMERICAN CUSTOM COMPONENTS, INC., a Nevada corporation (hereinafter called "ACC"), K5 PLASTICS, INC., a California corporation ("K5" or the "Company"), and STEVE KAKUK ("Kakuk"), HELEN KAKUK, CATHERINE A. GARCIE, STEPHEN J. KAKUK, and KRISTINA SANDERSON as the holders of 100% of the issued and outstanding shares of common stock of K5 (each a "Shareholder" and collectively the "Shareholders"). Each of ACC, K5 and the Shareholders shall hereafter be referred to as a "Party" and collectively as the "Parties."

                               W I T N E S S E T H

         WHEREAS, the Shareholders desire to sell 100% of the issued and outstanding shares of the common stock of K5 (the "K5 Shares") to ACC on the terms and conditions set forth in this Stock Purchase Agreement; and

         WHEREAS, ACC desires to acquire the K5 Shares pursuant to the terms and conditions set forth in this Stock Purchase Agreement.

         NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties herein contained, it is agreed between the parties hereto as follows:

                                    ARTICLE 1
                         SALE AND PURCHASE OF THE SHARES

         1.1 SALE OF THE K5 SHARES. At the date of the Closing as provided in
Section 3.1 hereto (the "Closing"), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, the Shareholders shall sell to ACC and ACC shall purchase from the Shareholders, the K5 Shares.

         1.2 INSTRUMENTS OF CONVEYANCE AND TRANSFER. At the Closing, the Shareholders shall deliver a certificate or certificates representing the K5 Shares, together with appropriate stock powers sufficient to transfer the K5 Shares into ACC's name, in form and substance satisfactory to ACC as shall be effective to vest in ACC all right, title and interest in and to all of the K5 Shares.

         1.3 CONSIDERATION TO BE PAID FOR THE K5 SHARES. At the Closing, ACC shall pay and deliver the following consideration:

                  1.3.1 CASH CONSIDERATION. At the Closing, ACC will pay the sum of Forty Two Thousand Dollars ($42,000.00) in immediately available funds to the Shareholders, or their designee (the "Cash Consideration"). The Parties hereto agree that Five Thousand Dollars ($5,000.00) of the Cash Consideration shall be allocated as payment for the Covenant Not to Compete contained in Article 5 hereof.

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                  1.3.2 NOTE CONSIDERATION. At the Closing, ACC will execute and deliver a note payable (the "Note Consideration") to the Shareholders or their designee, in form and substance substantially similar to Exhibit "A" attached hereto, in the principal amount of Fifty Thousand Dollars ($50,000.00), said principal due and payable on or before July 31, 1998, and bearing interest at the rate of ten percent (10%) per annum.

                  1.3.3    ASSUMPTION OF DEBT.

                           1.3.3.1 Effective as of the Closing, ACC will assume
                  and undertake to make payments on all of K5's obligations to Union Bank of California (the "UBOC Debt"), which currently have an aggregate outstanding principal balance of not more than Fifty Two Thousand Dollars ($52,000.00). ACC will take reasonable steps to cause Union Bank of California to release K5 and/or Kakuk from any and all liability relating to the UBOC Debt.

                           1.3.3.2 Effective as of the Closing, ACC will assume
                  all obligations under K5's existing lease of the premises located at 15542 Computer Lane, Huntington Beach, California (the "Premises"). ACC will take reasonable steps to cause the lessor of the Premises to release K5 and/or Kakuk from any and all liability relating to the lease thereof.

                  1.3.4 STOCK CONSIDERATION. Effective as of the Closing, ACC shall cause to be delivered to MRC Legal Services Corporation, as escrow agent, an aggregate of Twenty Five Thousand (25,000) shares of the "restricted" (as that term is defined under Rule 144 of the Securities Act of 1933) Common Stock of ACC (the "ACC Shares") to be held and delivered according to the terms of that certain Escrow Agreement ("Escrow Agreement") of even date herewith, a copy of which is attached hereto as Exhibit "B".

                  1.3.5 WARRANT CONSIDERATION. At the Closing, ACC shall execute and deliver to the Shareholders, or their designee, warrants to purchase an aggregate of Sixty Thousand (60,000) shares of the "restricted" shares of Common Stock of ACC (the "Warrants"). One- half (1/2) of the Warrants shall be exercisable during that period which is between one (1) and four (4) years from the date hereof, and the other half of the Warrants shall be exercisable during that period which is between two (2) and five (5) years from the date hereof. The Warrants shall have an exercise price of Three Dollars ($3.00) per share. Two forms of warrant have been attached hereto as Exhibits "C" and "D", respectively.

         1.4 ACCOUNTS RECEIVABLE. Effective as of the Closing, ACC will assume all of K5's accounts receivable, which total an aggregate of not less than Twenty Five Thousand Dollars ($25,000.00).

         1.5 EMPLOYMENT AGREEMENT. Effective as of the Closing, Kakuk and ACC shall enter into an employment agreement (the "Employment Agreement"), in form and substance substantially similar to the Employment Agreement attached hereto as Exhibit "E", wherein Kakuk shall receive an annual salary of Seventy Two

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Thousand Dollars ($72,000.00) for a period of three (3) years from the Closing.
The Employment Agreement shall contain provisions for a one-time cash bonus in the amount of Fifteen Thousand Dollars ($15,000.00) in the event that Kakuk is employed by ACC on January 31, 1999.

         1.6 AUTOMOBILES. Prior to the closing, K5 shall transfer title to two
(2) automobiles which are currently owned by K5 to Kakuk or his designee.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF K5 AND THE SHAREHOLDERS. To induce ACC to enter into this Agreement and to consummate the transactions contemplated hereby, K5 and the Shareholders represent and warrant, as of the date hereof and as of the Closing, as follows:

                  2.1.1 CORPORATE EXISTENCE AND AUTHORITY OF K5. K5 is a corporation duly organized, validly existing and in good standing under the laws of the State of California. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

                  2.1.2 CAPITALIZATION OF K5. The authorized equity securities of K5 consists of 1,000 shares of common stock, over all of which the Shareholders have full power, control and voting rights. No other shares of capital stock of K5 are issued and outstanding. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. There are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by K5 which provide for the purchase, issuance or transfer of any shares of the capital stock of K5 nor are there any outstanding securities granted or issued by K5 that are convertible into any shares of the equity securities of K5, and none is authorized. K5 is not obligated or committed to purchase, redeem or otherwise acquire any of its equity. All presently exercisable voting rights in K5 are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before it's shareholders, and other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of K5's equity securities.

                  2.1.3 SUBSIDIARIES. "Subsidiary" or "Subsidiaries" means all corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the

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         management and policies, whether through ownership of voting shares, management contracts or otherwise. "Person" means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity. There are no Subsidiaries of K5.

                  2.1.4 EXECUTION OF AGREEMENT. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which either K5 or any of its shareholders is a party or by which either of them or any of their properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of K5 or any of its shareholders; (C) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on K5 or any of its shareholders or any of their respective actions.

                  2.1.5 FINANCIAL STATEMENTS. Attached as Exhibit "F" hereto are the consolidated financial statements of the Corporation and Subsidiaries (including, without limitation, statements of earnings, balance sheets, statements of changes in financial position, statements of shareholders' equity, and all notes relating hereto) as of December 31, 1997 and the year then ended (the "Balance Sheet Date"). All of the Financial Statements referred to in this Section and all consolidated and unconsolidated financial statements of the Corporation and Subsidiaries included in any filing with any government agency, including, without limitation, the United States Securities and Exchange Commission, are true, correct and complete and present fairly the financial condition of the Company and Subsidiaries and the results of their operations at the dates and for the periods covered thereby. Such Financial Statements have been prepared in conformity with all applicable regulatory requirements and generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise expressly disclosed in such financial statements. For the periods covered by the Financial Statements neither the Company nor any Subsidiary had any nonrecurring items of income.

                  2.1.6 ABSENCE OF CERTAIN LIABILITIES. Since the Balance Sheet Date, neither the Company nor any Subsidiary has incurred liabilities or obligations of any nature other than in the ordinary course of business and consistent with past practice. Neither the Company nor any Subsidiary is directly or indirectly liable to (by discount, repurchase agreement or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume any debt or obligation of, any person in any amount, except as arising in the normal course of

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         business subsequent to the Balance Sheet Date. All liabilities of the
         Company and the Subsidiaries can be prepaid in full without penalty at any time.

                  2.1.7 ABSENCE OF CHANGES. Since the Balance Sheet Date and through the Closing, except as set forth in Schedule 2.1.7 attached hereto, there has not been and there will not be:

                           2.1.7.1 Any change or aggregate of changes in the
                  condition (financial or otherwise), business, operations, liquidity, property, assets, liabilities, obligations or prospects of the Company and Subsidiaries resulting in a reduction of five percent (5%) of the net worth of the Company or any Subsidiary or three percent (3%) of the net income of the Company or any Subsidiary, whichever is lesser at the time of change;

                           2.1.7.2 Any change in the capitalization of the
                  Company or any Subsidiary, including, without limitation, the issuance by the Company or any Subsidiary of any shares of stock of any class, any subscriptions, options, warrants, convertible securities, rights, calls, agreements, commitments or rights affecting or relating in any manner whatsoever to any equitable interest in the Company or any Subsidiary;

                           2.1.7.3 Any direct or indirect purchase, redemption
                  or other acquisition by the Company or any Subsidiary, or any commitment, plan or agreement by the Company or any Subsidiary to purchase, redeem or otherwise acquire any shares of its capital stock or other equitable interest;

                           2.1.7.4 Any merger or consolidation or agreement to
                  merge or consolidate by the Company or any Subsidiary with another Person, or any purchase of or investment in or agreement in the business of another Person;

                           2.1.7.5 Any declaration, payment or setting aside by
                  the Company or any Subsidiary of any dividends or other distributions of any assets of any kind whatsoever to its shareholders or other equitable owners, except for ordinary salary payments for services actually rendered;

                           2.1.7.6  Any amendment to the Articles of
                  Incorporation or Bylaws of the Company or any Subsidiary;

                           2.1.7.7 Any increase in the compensation or rate of
                  compensation or commission payable or to become payable by the Company or any Subsidiary to any of their directors, officers, salaried employees earning more that $20,000 per annum, salesmen or agents, or any general increase in the compensation or rate of compensation payable or to become payable to any of their hourly employees or salaried employees earning $20,000 per annum or less ("general increase" for

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                  purposes hereof shall mean any increase applicable to a class or group of employees and does not include increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specified employees and not generally to a class or group thereof), or any hiring of any employee at a salary in excess of $20,000 per annum, or any termination of any key employee or any employee whose compensation was in excess of $20,000 per annum;

                           2.1.7.8 Any changes in any existing, or adoption of
                  or entering into any new, benefit plan or arrangement (whether written or oral) affecting any of the officers, directors, employees, salesmen or agents of the Company and the Subsidiaries, including, without limitation, any bonus, profit sharing, pension, deferred compensation, severance or termination pay benefit, stock option, group life or health insurance or other similar plans, agreements or arrangements;

                           2.1.7.9 Any release, cancellation, modification or
                  waiver of any obligation, indebtedness, liability, lien or encumbrance held by the Company or any Subsidiary, unless such obligation, indebtedness, liability, lien or encumbrance has been paid in full at the time of release;

                           2.1.7.10 Any waiver, compromise or settlement by the
                  Company or any Subsidiary of any right or claim in excess of ten thousand dollars ($10,000.00); or any institution or settlement of or agreement to settle, any litigation, action or proceeding before any court or governmental body relating to the Company or any of its properties;

                           2.1.7.11 Any mortgage, pledge or other subjection to
                  any lien, claim, charge, option or encumbrance of any property, asset, right or business of the Company or any Subsidiary, other than liens for taxes not yet due and payable and any continuing statutory landlord's lien;

                           2.1.7.12 Any incurrence of any indebtedness,
                  obligations or liabilities (whether absolute, accrued, contingent, known or unknown, due or to become due) by the Company or any Subsidiary except those arising in the ordinary course of business and consistent with past practice, but in no event in excess of ten thousand dollars ($10,000.00) when all such indebtedness, obligations and liabilities are aggregated;

                           2.1.7.13 Any assumptions, guarantees or endorsements
                  by the Company or any Subsidiary of the obligations of any Person, except in the ordinary course of business and consistent with past practice, but in no event in excess of ten thousand dollars ($10,000.00) when all such assumptions, guarantees and endorsements are aggregated;

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                           2.1.7.14 Any payment or satisfaction by the Company
                  or any Subsidiary of any liability, obligation or indebtedness, other than those incurred since the Balance Sheet Date in the ordinary course of business and consistent with past practice;

                           2.1.7.15 Any loan or advance, any commitment to loan
                  or advance, or any renewal, refunding or extension of any existing loan, made by the Company or any Subsidiary to any Person, except in the ordinary course of business and consistent with past practice, but in no event any loan or advance, any commitment to loan or advance, or any renewal, refunding or extension of any existing loan, by the Company or any Subsidiary to any of its officers, directors or holders or five percent (5%) or more of the capital stock or equitable interest, or to any affiliate of any such officer, director or holder, as the term "affiliate" is defined for purposes of the 1933 Act and the rules and regulations thereunder;

                           2.1.7.16 Any creation, renewal, change or
                  termination, or any notice of any proposed renewal, change or termination of any contract, agreement, commitment, obligation, lease or license involving more than five thousand dollars ($5,000.00) or extending beyond six (6) months from the date of this Agreement, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their property is bound;

                           2.1.7.17 Any action or inaction which has caused or
                  will cause a breach or default in any contract, agreement, obligation, lease or license to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their property is bound;

                           2.1.7.18 Any sale, assignment, lease, abandonment or
                  other disposition by the Company or any Subsidiary of any real property, or any sale, assignment, transfer, license, lease or other disposition by the Company or any Subsidiary of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, process, know-how, formula, trade secret or other intangible asset;

                           2.1.7.19 Any sale, assignment or transfer of
                  contract, agreement, lease, of an asset by the Company or any Subsidiary, except in the ordinary course of business and consistent with past practice;

                           2.1.7.20 Any violation by the Company or any
                  Subsidiary of, or any charge against the Company or any Subsidiary for alleged violations of, governmental laws, regulations or standards, including, without limitation, unlawful employment practices, occupational health and safety standards, and environmental control standards;

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                           2.1.7.21 Any labor dispute, or threat of a labor
                  dispute, or any attempt or threat of any attempt by a union to organize any employee of the Company or any Subsidiary who are not now covered under an existing union or collective bargaining agreement;

                           2.1.7.22 Any lapse in any insurance policy or coverage of the Company or any Subsidiary;

                           2.1.7.23 Any damage, destruction or loss to the
                  business or properties of the Company or any Subsidiary; whether or not covered by insurance, including, without limitation, any damage, destruction or loss as a result of fire, explosion, accident, earthquake, lightening, frost, aircraft, vehicle, smoke, hail, flood, drought, storm, strike, work stoppage, lockout, sabotage, embargo, condemnation, riot, civil disturbance, vandalism or act of God or public enemy;

                           2.1.7.24 Any granting of powers of attorney by the
                  Company or any Subsidiary; any change in their banking or safe deposit arrangements; any writing up or writing down of the carrying value of any of their assets; any change in their depreciation or amortization policies or rates heretofore adopted; or any change in any basic policy or practice by the Company or any Subsidiary with respect to liquidity management and cash flow planning, lending, budgeting, pricing, profit and tax planning, personnel practices and accounting practices; and,

                           2.1.7.25 Any action or transaction entered into by
                  the Company or any Subsidiary other than in the ordinary course of business.

                  2.1.8 TAXES. Except as set forth in Schedule 2.1.8 attached to this Agreement;

                           2.1.8.1 The Company and all Subsidiaries have duly
                  filed all required federal, state, local, foreign and other tax returns, notices and reports (including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment tax returns, notices and reports) heretofore due, and all such returns, notices and reports are correct, accurate and complete in all respects;

                           2.1.8.2 All deposits required to be made by the
                  Company and all Subsidiaries with respect to any tax (including, without limitation, estimated income, franchise and employee withholding taxes) have been duly made;

                           2.1.8.3 All taxes, assessments, fees, penalties,
                  interest and other governmental charges with respect to each of the Company and all Subsidiaries which have become due and payable by its Balance Sheet Date have been paid in full or adequately reserved against by the Company or the applicable


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                  Subsidiary, and all taxes, assessments, fees, penalties,
                  interest and other governmental charges which have become due and payable subsequent to the Balance Sheet Date have been paid in full or adequately reserved against on its books of account and such books are sufficient for the payment of all unpaid federal, state, local, foreign and other taxes, fees and assessments (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

                           2.1.8.4 There are no agreements, waivers or other
                  arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the Company or any Subsidiary, nor are there any actions, suits, proceedings, investigations or claims now pending against the Company or any Subsidiary, nor are there any actions, suits, proceedings, investigations or claims now pending against the Company or any Subsidiary in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against the Company or any Subsidiary; and

                           2.1.8.5 The consummation of the transactions
                  contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against the Company or any Subsidiary.

                  2.1.9 DISPUTES AND LITIGATION. Except as set forth in Schedule
         2.1.9 attached hereto, there is no suit, action, litigation, proceeding, investigation, claim, complaint, or accusation pending, threatened against or affecting the Company or any Subsidiary or any of their properties, assets or business or to which the Company or any Subsidiary is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect the Company or any Subsidiary or any of their properties, assets or businesses; and
         (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting the Company or any Subsidiary or any of their properties, assets or business. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of the Company or any Subsidiary or any such person's heirs, executors or administrators as against the Company or any Subsidiary.

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                  2.1.10 COMPLIANCE WITH LAWS. The Company and all Subsidiaries
         have at all times been, and presently are, in full compliance with, and have not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations. The Company and all Subsidiaries have filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of the Company or any Subsidiary for the conduct of each of their respective business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by the Company and all Subsidiaries.

                  2.1.11 TITLE TO PROPERTIES. The properties and assets of the Company and Subsidiaries consist of all of the properties and assets reflected on the Financial Statements. The Company and Subsidiaries have good and marketable title to all of their respective properties and assets (whether real, personal, mixed, tangible or intangible), rights contracts, agreements, goodwill and business, free and clear of all adverse interests, security, interests, liens, encumbrances, claims, proscriptions, restrictions, conditions, covenants and easements, other than liens for taxes not yet due and payable and minor imperfections of title encumbrances, if any, which do not interfere with the present of proposed use of such property or otherwise adversely affect the Company or the Subsidiaries in the conduct of their respective businesses. There have not been filed any liens, mortgages or financing statements under the Uniform Commercial Code or other similar statute on the properties or assets, whether real, personal or mixed, of the Company or any Subsidiary, nor has the Company or any Subsidiary signed any security agreement or similar agreement authorizing any secured party thereunder to file any such lien, mortgage or financing statement.

                  2.1.12 REAL PROPERTY AND REAL PROPERTY LEASES. The Company and Subsidiaries have all easements and rights, including easements for power lines, water lines, roadways and other access, necessary to conduct business they now conduct and enjoy peaceful and undisturbed possession of all properties occupied by them. Neither the whole nor any portion of any real property owned, occupied or leased to or by the Company or any Subsidiary has been rezoned or condemned or otherwise taken by any public authority and no such rezoning, condemnation or other taking is threatened or contemplated. None of the real properties owned, occupied or leased to or by the Company or any Subsidiary, or the occupancy thereof, constitutes a nuisance or violation of any law or any building, zoning or other ordinance, code or regulation or any


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         private or public covenant or restriction, and no notice from any governmental body or other Person has been served upon the Company or any Subsidiary claiming any violation of any such law, ordinance, code, regulation, covenant or restriction, or requiring or calling attention to the need for any work, repairs, construction, alterations or installations on or in connection with any of such properties which has not been complied with. All leases of real property to which the Corporation or any Subsidiary is a party are valid, binding and in full force and effect, and there exists no default thereunder by any party thereto, nor any events which, with notice or laps of time, or both, would constitute a default, and all amounts heretofore payable under such leases have been paid in full.

                  2.1.13 CONDITION OF TANGIBLE PROPERTY. With the exception of the inventory, all tangible properties owned or used by the Company and Subsidiaries, including, without limitation, all buildings, offices, shops and other structures owned or occupied by the Company and Subsidiaries and all machinery, equipment, tools, fixtures and motor vehicles owned or used by them are in good operating condition and repair, fit and usable for the purposes for which they are being utilized, and sufficient for all current operations of the Company and the Subsidiaries.

                  2.1.14 INVENTORY. The inventories of each of the Company and Subsidiaries shown on its Balance Sheet and inventories acquired by it subsequent to its Balance Sheet Date consist solely of items of a quality and quantity usable and salable in the normal course of its business, with the exception of obsolete materials and materials below standard quality. The values at which all inventories are carried reflect the customary inventory valuation consistently applied by the Company and Subsidiaries of stating inventory at the lower of cost or estimated realizable market value on a first-in, first-out basis, all in accordance with generally accepted accounting principles. No items including in the inventories of the Company and Subsidiaries are pledged as collateral or are held by the Company or any Subsidiary on consignment from others. Neither the Company nor any Subsidiary is committed to purchase inventories in amounts greater than are required in the ordinary course of business and in no event in amounts greater that are required for one year's operations of its business at current manufacturing and selling levels.

                  2.1.15 INTANGIBLE PERSONAL PROPERTY. Each of the Company and Subsidiaries validly owns or is validly licensed under all intangible properties which are required or necessary for the conduct of its business as now conducted, and is the sole and exclusive owner of said properties, free and clear of all liens and encumbrances of any nature whatsoever, and has the unrestricted right to use said properties, having not granted or entered into any agreement, covenant, license or sublicense with respect thereto. No claims or demands have been asserted against the Company or any Subsidiary with respect to any such items of intangible property, and no proceedings have been instituted, are pending or have been threatened which challenge the rights of the Corporation or any Subsidiary with respect to any of such assets. The businesses and operations of the Company and Subsidiaries, the manufacture, use and sale by them of their products, the use of their products by their customers for the purposes for which sold and the use or publication by them of their patents, trademarks, trade names, brand names and advertising, technical or other literature and other intangible personal properties do not involve infringement or claimed infringement of any United States patent, trademark, trade name, brand name or copyright.

                  2.1.16 AGREEMENTS. All material agreements of the Company and Subsidiaries were entered into in the ordinary course of business, are valid and binding, in full force and effect and enforceable in accordance with their respective terms, and there exists no breach or default, or any event which, with notice or laps of time or both, would constitute a breach or default, by any party thereto.

                  2.1.17 RECEIVABLES. All notes and accounts receivable of the Company and Subsidiaries shown on the Financial Statements and all those arising since the Balance Sheet Date have arisen in the ordinary course of business. As of the Closing, the notes and accounts receivable of the Company and Subsidiaries will be collectible in the ordinary course of business without resort to litigation or subjection to counterclaim or offset in a total aggregate amount of not less than as shown on the Financial Statements.

                  2.1.18 DEBTS TO AND FROM RELATED PARTIES. There presently are not, and during the two years preceding the date of this Agreement there have not been, any debts owing to the Company or any Subsidiary by, or any contractual agreements or understandings between the Company or any Subsidiary and, any shareholder, director or officer of the corporation or of any Subsidiary, any member of their respective families, or any affiliate or associate of any of the foregoing individuals, as the term "affiliate" is defined for purposes of the 1933 Act and the rules and regulations thereunder, and none of the foregoing individuals or any affiliate or associate of them owns any property or rights, tangible or intangible (other than an equitable interest), used in or related to the Company's or any Subsidiary's business. Neither the Company nor any Subsidiary is indebted to any shareholder, officer, director or employee of the Company or any Subsidiary, or to any member of their respective families, or to any affiliate or associate of any of the foregoing individuals, in any amount whatsoever, other than for payment of salaries and compensation for services actually rendered to the Company and Subsidiaries in the ordinary course of their businesses.

                  2.1.19 GUARANTIES. Neither the Company nor any Subsidiary has guaranteed any dividend, obligation or indebtedness of any Person; nor has any Person guaranteed any dividend, obligation or indebtedness of the Company or any Subsidiary.

                  2.1.20 BOOKS AND RECORDS. The Company and each Subsidiary keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of its assets, liabilities and equities. The minute books of the Company and each Subsidiary contain records of its shareholders' and directors' meetings and of action taken by such shareholders and directors. The meetings of directors and shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.

         2.2 REPRESENTATIONS AND WARRANTIES OF ACC. To induce the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, ACC represents and warrants, as of the date hereof and as of the Closing, as follows:

                  2.2.1 CORPORATE EXISTENCE AND AUTHORITY OF ACC. ACC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

                  2.2.2 EXECUTION OF AGREEMENT. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which ACC is a party or by which it or any of its properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of ACC; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on ACC or any of its actions.

                  2.2.3 THE ACC SHARES. The ACC Shares have been duly authorized by the appropriate corporate action of ACC. ACC shall transfer title, in and to the ACC Shares, to the Shareholders free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent, except as set forth herein and in the Escrow Agreement.

                                    ARTICLE 3
                        CLOSING AND DELIVERY OF DOCUMENTS

         3.1 CLOSING. The Closing shall be deemed to have occurred on January 31, 1998. At or subsequent to the Closing, as the Parties shall agree, the following shall occur as a single integrated transaction:

         3.2      DELIVERY BY THE SHAREHOLDERS:

                  (a) The Shareholders shall deliver to ACC the stock certificate or certificates and all instruments of conveyance and transfer required by Section 1.2.

                  (b) The Shareholders shall deliver, or cause to be delivered, to ACC such instruments, documents and certificates as are required to be delivered by the Shareholders and or K5 or their representatives pursuant to the provisions of this Agreement.

         3.3      DELIVERY BY ACC:

                  (a) ACC shall deliver, or cause to be delivered, to the Shareholders the Cash Consideration and the Note Consideration as required by Sections 1.3.1 and 1.3.2. Within 45 days of the Closing hereof, ACC shall deliver the ACC Shares as required by Section 1.3.4.

                  (b) ACC shall deliver, or cause to be delivered, to the Shareholders such instruments, documents and certificates as are required to be delivered by ACC or its representatives pursuant to the provisions of this Agreement.

                                    ARTICLE 4
                        TERMINATION, AMENDMENT AND WAIVER

         4.1 TERMINATION. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by the mutual consent of all of the parties;

         4.2 WAIVER AND AMENDMENT. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representationor warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

                                    ARTICLE 5
                             COVENANT NOT TO COMPETE

         5.1 SCOPE. The parties hereto agree that during the period that Kakuk is the owner, either directly or beneficially through his designee, of the ACC Shares, and for a period of two (2) years after Kakuk ceases to be the owner of the ACC Shares, either directly or beneficially through his designee, Kakuk shall not, directly or indirectly, either as an employee, consultant, agent, principal, shareholder, corporate officer, director, or in any other individual or representative capacity engage in or render services to any similar type of business at any location within the State of California.

         5.2 CONSTRUCTION. The parties intend that the Covenant Not To Compete contained in this Article shall be construed as a series of separate covenants. Except for geographic coverage, each such separate covenant shall be deemed identical in terms of the covenant contained in said paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any such separate covenants, such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

         5.3 ENFORCEMENT. The parties agree that a violation by Kakuk of any covenant contained in this Article will cause such damage to ACC as will be irreparable, and that ACC shall be entitled, as a matter of right, to any injunction from any court of competent jurisdiction restraining any further violation of said covenants by Kakuk. Such right to injunctive remedies shall be in addition to and cumulative with any other rights and remedies ACC may have pursuant to this Article or law, including specifically the recovery of monetary damages, whether compensatory or punitive. The parties acknowledge and agree that the covenants and agreements contained herein are minimum and reasonable in scope as to both area and time, and are necessary to protect the legitimate interests of ACC. Kakuk hereby waives any requirement for securing or posting a bond in connection with the obtaining of injunctive or other equitable relief by ACC hereunder.

                                    ARTICLE 6
                                  MISCELLANEOUS

         6.1 EXPENSES. Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such taxes, fees and expenses of the parties hereto shall be paid prior to Closing.

         6.2 NOTICES. Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by prepaid telegram, facsimile, or delivered or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

                  TO ACC:

                  American Custom Components, Inc.
                  3310 W. MacArthur Blvd.
                  Santa Ana, CA 92704
                  Attn: Martin Tony Walk
                  Facsimile No.: 714-662-2081

                  with a copy to:

                  The Law Offices of M. Richard Cutler
                  610 Newport Center Drive, Suite 800
                  Newport Beach, CA 92660
                  Attn: M. Richard Cutler, Esq.
                  Facsimile No.: 714-719-1988

                  TO THE SHAREHOLDERS OR K5:

                  Steve Kakuk
                  26931 Vista Pointe
                  San Juan Capistrano, CA 92675
                  Facsimile No.: (714) 347-0738

                  with a copy to:

                  Bewley, Lassleben & Miller, LLP
                  13215 East Penn Street, Suite 510
                  Whittier, CA 90602
                  Attn: J. Terrence Mooschekian
                  Facsimile No.: 562-696-6357

         The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given forty-eight (48) hours after deposit thereof in the United States mail. If notice is given by telegraph in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time that the telegraphic agency shall confirm delivery thereof to the addressee.

         6.3 ENTIRE AGREEMENT. This Agreement together with the schedules and exhibits hereto, sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or in the Schedule 1 or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

         6.4 SURVIVAL OF REPRESENTATIONS. All statements of fact (including financial statements) contained in the Schedule, the exhibits, the certificates or any other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective party hereunder. All representation, warranties agreements and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the parties or of any information a party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of Closing that such right or remedy existed.

         6.5 INCORPORATED BY REFERENCE. The Schedule, the exhibits and all documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

         6.6 REMEDIES CUMULATIVE. No remedy herein conferred upon Purchaser is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         6.7 EXECUTION OF ADDITIONAL DOCUMENTS. Each party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

         6.8 FINDERS' AND RELATED FEES. Each of the parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

         6.9 GOVERNING LAW. This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

         6.10 FORUM. Each of the parties hereto agrees that any action or suit which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

         6.11 ARBITRATION. If a dispute or claim shall arise between the parties with respect to any of the terms or provisions of this Agreement, or with respect to the performance by any of the parties under this Agreement, then the parties agree that the dispute shall be arbitrated in Orange County, California, before a single arbitrator, in accordance with the rules of either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Services, Inc./Endispute ("JAMS/Endispute"). The selection between AAA and JAMS/Endispute rules shall be made by the claimant first demanding arbitration. The arbitrator shall have no power to alter or modify any express provisions of this Agreement or to render any award which by its terms affects any such alteration or modification. The parties to the arbitration may agree in writing to use different rules and/or arbitrator(s). In all other respects, the arbitration shall be conducted in accordance with Part III, Title 9 of the California Code of Civil Procedure. The parties agree that the judgment award rendered by the arbitrator shall be considered binding and may be entered in any court having jurisdiction as stated in Paragraph 5.10 of this Agreement. The provisions of this Paragraph shall survive the termination of this Agreement.

         6.12 BINDING EFFECT AND ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

         6.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.


AMERICAN CUSTOM COMPONENTS, INC.


/S/ MARTIN TONY WALK
---------------------------------
By:      Martin Tony Walk
Its:     President


K5 PLASTICS, INC.


/S/ STEVE KAKUK
---------------------------------
By:      Steve Kakuk
Its:     President



/S/ STEVE KAKUK
----------------------------------                /S/ HELEN KAKUK
STEVE KAKUK, individually                         -----------------------------
                                                  HELEN KAKUK, individually



/S/ CATHERINE A. GARCIE
----------------------------------                /S/ STEPHEN J. KAKUK
CATHERINE A. GARCIE, individually                 -----------------------------
                                                  STEPHEN J. KAKUK, individually



/S/ KRISTINA SANDERSON
----------------------------------
KRISTINA SANDERSON, individually

                                   EXHIBIT "F"

                             K5 FINANCIAL STATEMENTS

                                 SCHEDULE 2.1.7

                                     CHANGES

NONE.

                                 SCHEDULE 2.1.8

                                      TAXES

NONE.

                                 SCHEDULE 2.1.9

                             DISPUTES AND LITIGATION

NONE.